UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Oregon	93-1099680

(State of incorporation or organization)	(IRS Employer Identification No.)

211 Somerville Road (Route 202 North), Bedminster, NJ	07921

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:	Series R Participating Preferred Stock

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

     Effective October 8, 2002, Bioject Medical Technologies Inc. (“Bioject”) amended its Rights Agreement, dated as of July 1, 2002, between Bioject and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”), to permit Mazama Capital Management, Inc. to beneficially own, in the aggregate, more than 15% but less than 20% of Bioject’s common stock without becoming an “Acquiring Person” (as defined in the Rights Agreement).

     The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the First Amendment to Rights Agreement, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Exhibit Title

1	First Amendment to Rights Agreement, dated as of October 8, 2002, between Bioject and American Stock Transfer & Trust Company.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOJECT MEDICAL TECHNOLOGIES INC.

By:	/s/ John Gandolfo

Name: Title:	John Gandolfo Chief Financial Officer and Vice President of Finance

Dated: October 8, 2002.

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

1	First Amendment to Rights Agreement, dated as of October 8, 2002, between Bioject and American Stock Transfer & Trust Company.

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